Exhibit 32.1

CERTIFICATION

The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q of GSC Acquisition Company (the “Company”) for the quarter ended March 31, 2008 as filed with the Securities Exchange Commission on the date hereof (the “Report”), for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

I, Peter R. Frank, the Chief Executive Officer and Principal Accounting and Financial Officer of the Company, certify that, to the best of my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2008

/s/ Peter R. Frank
Name: Peter R. Frank
Chief Executive Officer and Principal Accounting and Financial Officer